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Exhibit 8.2

September 26, 2001

Mediaplex, Inc.
177 Steuart Street, Suite 200
San Francisco, California 94105

Ladies and Gentlemen:

    We have acted as counsel for Mediaplex, Inc., a Delaware corporation ("Mediaplex"), in connection with the preparation and execution of the Agreement and Plan of Merger dated as of July 1, 2001 (the "Agreement") by and among ValueClick, Inc., a Delaware corporation ("ValueClick"), Mars Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ValueClick ("Merger Sub"), and Mediaplex. Pursuant to the Agreement, Merger Sub will merge with and into Mediaplex (the "Merger"), with Mediaplex as the surviving corporation. The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of ValueClick which includes the Joint Proxy Statement/Prospectus relating to the Merger (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Merger Agreement or the Registration Statement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

    In delivering this opinion, we have reviewed and are relying upon the truth and accuracy at all relevant times (without any independent investigation thereof) of the Agreement, the Registration Statement, tax representation letters delivered to us by Mediaplex, on the one hand, and ValueClick and Merger Sub, on the other hand (the "Tax Representations"), and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion.

    In connection with rendering this opinion, we have also assumed (without any independent investigation thereof) that:

    1.  Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

    2.  Any statement made in any of the documents referred to herein 'to the knowledge of' or 'to the best of the knowledge of' any person or party or similarly qualified is correct without such qualification;

    3.  All facts, statements, covenants, representations and warranties contained in any of the documents referred to herein or otherwise made to us (including, without limitation, the Agreement, the Registration Statement and the Tax Representations) are true and correct in all respects and no actions have been (or will be) taken which are inconsistent with such positions;

    4.  The Merger will be consummated in accordance with the terms of the Agreement and without any waiver, breach or amendment of any covenant, condition, or other provision thereof, and the Merger will be effective under applicable state law; and

    5.  The Merger will be reported by Mediaplex and ValueClick on their respective federal income tax returns in a manner consistent with the opinion set forth below.

    Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading "The Merger—Material United States Federal Income Tax Consequences of the Merger," we are of the opinion that (i) for federal income tax purposes, the Merger will be a reorganization within the meaning of Code Section 368(a) and (ii) the federal income tax consequences to the holders of Mediaplex common stock will be as follows: A holder of Mediaplex common stock whose shares of

Mediaplex common stock are exchanged in the Merger for ValueClick common stock will not recognize taxable gain or loss upon the exchange, except with respect to cash received in payment for a fractional share. The aggregate tax basis of the ValueClick common stock received by the holder will be equal to the aggregate tax basis of the Mediaplex common stock that is exchanged, excluding any portion of the holder's basis allocated to any fractional share, and the holding period of the ValueClick common stock received will include the holding period of the Mediaplex common stock that is exchanged. A holder of Mediaplex common stock who receives cash in lieu of a fractional share of ValueClick common stock will be treated as having received the fractional share pursuant to the Merger and then as having exchanged the fractional share for cash in a redemption by ValueClick. The amount of any gain or loss upon this deemed redemption will be equal to the difference between the ratable portion of the tax basis of the Mediaplex common stock exchanged in the Merger that is allocated to the fractional share and the cash received for the fractional share. Any gain or loss will constitute long-term capital gain or loss if the Mediaplex common stock has been held by the holder for more than one year at the time of the consummation of the Merger.

    This opinion letter and the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "The Merger—Material United States Federal Income Tax Consequences of the Merger," insofar as they constitute statements of law or legal conclusions, constitute our opinion. In the event any one of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

    This opinion represents and is based upon our best judgment regarding current federal income tax laws including the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

    This opinion addresses only the qualification of the Merger as a reorganization as defined in Code Section 368(a) and the federal income tax consequences of the Merger to the holders of Mediaplex common stock. This opinion does not address any other federal tax consequence or any state, local, or foreign tax consequences that may result from the Merger or any other transaction (including any transaction contemplated by the Agreement or undertaken in connection with or in contemplation of the Merger).

    This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                      Very truly yours,
                      /s/ WILSON SONSINI GOODRICH & ROSATI
                      Professional Corporation

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  Exhibit 8.2